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                              Amendment Agreement

                  This Amendment Agreement is entered into as of May 7, 1997 by and between Innova Film GmbH, a German limited liability company ("Innova"), and International Media Services Limited, a Bermuda limited liability company ("IMS", and together with Innova, the "Parties");

                  WHEREAS, the Parties have entered into numerous agreements with each other and several other parties (the "Transaction"), including that certain Acquisition, Cooperation and Investment Agreement, dated September 30, 1996, among the Parties and several other parties;

                  WHEREAS, under the initial structure of the Transaction, the Parties entered into that certain Marketing, Advertising and Sales Agreement, dated January 23, 1997 (the "Innova-IMS Agreement") pursuant to which Innova assigned to IMS the exclusive right to market and sell advertising time on Ukrainian television channel two ("UT-2");

                  WHEREAS, the structure of the Transaction has been revised by the parties involved such that each of the Parties would benefit if Innova were in a position to assign advertising time on UT-2 to a subsidiary of Innova in addition to IMS in such a way that the balance of the advertising time assigned to such subsidiary and to IMS, respectively, would be adjustable from time to time; and

                  WHEREAS, the Parties wish to amend the Innova-IMS Agreement to allow the flexibility contemplated in the previous WHEREAS clause;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. The Innova-IMS Agreement is hereby amended to add Article
2.1.5 as follows:

                  "2.1.5 If IMS shall not sell all of the broadcasting time for advertising under Article 2.1, Innova shall retain the right to sell such unsold amount of advertising time."



This Amendment Agreement is entered into by the following parties:

INTERNATIONAL MEDIA                         INNOVA FILM GMBH
SERVICES LIMITED



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---------------------                       ------------------------
By: Vadim Rabinovitch                       By: Boris Fuchsmann
Title: President                            Title: Managing Director